Exhibit 1.13
[TRANSLATION]
[Logo of Québec Registrar]

CERTIFICATE OF AMENDMENT
Companies Act, Part IA
(R.S.Q., c. C-38)
I hereby certify that the company
QUEBECOR MÉDIA INC.
amended its articles on NOVEMBER 30, 2007, under Part IA of the Companies Act, as indicated in the Articles of Amendment attached hereto.
Filed in the register on December 3, 2007 under registration number 1149501992

[Signed]

[Seal of Québec Registrar]	Enterprise Registrar
E330I12M99Q10DA

SCHEDULE A
to the articles of amendment of
QUEBECOR MÉDIA INC.
(i)	by the replacement of the text set forth in ANNEX 1 (Annexe 1) to the Articles of Amendment of the Company dated January 12, 2007 with the SCHEDULE 1 to these Articles of Amendment; and

(ii)	by the replacement of the text set forth in SCHEDULE 2 (Annexe 2) to the Articles of Incorporation of the Company dated August 8, 2000, as amended on June 27, 2001, with SCHEDULE 2 to these Articles of Amendment.
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SCHEDULE 1
to the Articles of Amendment of
QUEBECOR MEDIA INC.
The share capital of the Company is hereby amended by:
(i)	creating an unlimited number of a seventh series of no par value Cumulative First Preferred Shares, namely, the Series G Shares;

(ii)	establishing the rights, privileges, restrictions and conditions attaching to the Series G Shares, the text whereof appears in Schedule 2 (Annexe 2) to the Articles of Amendment of the Company dated January 12, 2007 and forms an integral part thereof; and

(iii)	amending the rights, privileges, restrictions and conditions attaching to the Series F Shares set out in Schedule 1 (Annexe 1) to the Articles of Amendment of the Company dated January 14, 2005, in order to add the following paragraphs at the end of Schedule 1 so as to provide a right of conversion:
“8. Conversion
Each issued and outstanding Series F Share may, at any time until January 31, 2008, at the option of its holder, be converted into one Series G Share.
The right to convert Series F Shares set out in the preceding paragraph may be exercised by written notice sent to the Company, at its head office, together with the certificate(s) representing the Series F Shares the holder wishes to convert. The notice shall be signed by the holder or its representative and shall specify the number of Series F Shares the holder wishes to convert; if only part of the Series F Shares represented by the certificate(s) accompanying the notice is to be converted, the holder shall be entitled to receive, at the Company’s expense, a new certificate representing the Series F Shares which were included in the certificate(s) sent, as previously mentioned, and which are not to be converted.
Upon every conversion of Series F Shares, the certificate representing the shares resulting from the conversion shall be issued in the name of the holder of the converted shares. The right of a holder of Series F Shares to convert its shares under this section 8 shall be presumed to have been exercised and the holder of shares to be converted shall be deemed to have become a holder of the shares resulting from the conversion, for all purposes, on the date or dates of delivery of the certificate(s) representing the shares to be converted together with the notice mentioned in the preceding paragraph, the whole notwithstanding any delay in the delivery of the certificate representing the shares resulting from the conversion.”
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SCHEDULE 2
to the Articles of Amendment of
QUEBECOR MEDIA INC.
The shareholders of the Company may participate and vote in any shareholders meeting by all means that permits all participants to communicate with each other and, among others, by phone, the whole in conformity with section 123.95 of the Companies Act (Quebec).
As long as the Company will not have made a distribution of its securities to the public, any shareholders meeting may be held outside Quebec or at any other place determined by the directors, from time to time.
Securities of the Company, other than shares and non-convertible debt securities, cannot be transferred otherwise than in conformity with the transfer restrictions contained in the security holders’ agreements; in the absence of such restrictions, no transfer can be made without the consent of the directors, expressed in a resolution duly passed by them.
The directors may, when they deem appropriate :
(a)	borrow money upon the credit of the Company;

(b)	issue debentures or other securities of the Company and pledge and sell the same at such price or amount as shall be deemed appropriate;

(c)	hypothecate the immoveable and the movable or otherwise affect the movable property of the Company.
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